RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
FAX (713) 651-0849
1100 LOUISIANA SUITE 3800 HOUSTON, TEXAS 77002-5218 TELEPHONE (713) 651-9191

**EXHIBIT 23.C**

**CONSENT OF RYDER SCOTT COMPANY, L.P.**

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-127797 and 333-134406) and Form S-8 (File Nos. 333-127951, 333-126599, 333-126597, 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-64240, 333-31060) of El Paso Corporation of the reference to us and our reports under the captions "Part I. Business — Exploration and Production Segment — Natural Gas and Oil Properties" and "Part II. Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Supplemental Natural Gas and Oil Operations (Unaudited)" and our reserve reports attached as Exhibits 99.A and Exhibits 99.B in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2007.

Ryder Scott Company

**RYDER SCOTT COMPANY, L.P.**

Houston, Texas
February 25, 2008

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